EXHIBIT 10.3
STOCK OPTION AWARD AGREEMENT

Participant:__________________________

Grant Date:__________________________                   (“Grant Date”)

Plan under which Options are Granted:  Grand River Commerce, Inc. 2009 Stock Incentive Plan (“Plan”)

Type of Options:  Non-Qualified Stock Options

Number of Shares to which Options are Granted:

Exercise Price per Share:

Vesting Schedule:  The Options shall become vested in accordance with Schedule 1 hereto.

THE COMPANY RECOMMENDS THAT PARTICIPANT CONSULT WITH HIS OR HER PERSONAL TAX ADVISOR PRIOR TO EXERCISING ANY OPTIONS.

IN WITNESS WHEREOF, the Company has executed and made effective this Option as of the Grant Date.

GRAND RIVER COMMERCE, INC.

By:
Robert P. Bilotti, President and CEO

PARTICIPANT

Address:

ADDITIONAL TERMS AND CONDITIONS TO
STOCK OPTION AWARD AGREEMENT

1. Grant of the Option.  The Company hereby grants to Participant the right and option (“Option”) to purchase the number of shares of common stock of the Company (“Stock”) set forth on page 1 hereof on the terms, and subject to the conditions, set forth in this Stock Option Award Agreement (“Agreement”) and the Plan.  The Option evidenced by this Agreement is not intended to qualify as an “incentive stock option” under section 422 of the Internal Revenue Code of 1986, as amended (“Code”), and shall be so construed.  The Exercise Price shall be as set forth on page 1 hereof, subject to adjustment as provided in the Plan.

2. Vesting and Term of the Option.  The right to exercise the Option shall vest in the hands of the Participant as provided for on page 1 of this Agreement.  Notwithstanding any other provision contained herein to the contrary, the unexercised portion, if any, of the Option(s) will automatically and without notice expire upon the earliest of: (i) ten (10) years following the Grant Date; (ii) the date determined pursuant to Paragraph 4 of this Agreement; and (iii) the date determined pursuant to Section 12 of the Plan (“Expiration Date”).

3. Method of Exercising Option.

(a) Subject to the provisions in this Agreement and the Plan, the Participant may exercise the vested portion of any Option at any time on or prior to the Expiration Date by delivering to the Company, at its principal place of business, a written notice of exercise in substantially the form attached hereto as Exhibit A, accompanied by payment to the Company of the Exercise Price.  The notice of exercise must be signed by the Participant; provided however, that if an Option is being exercised by a person or persons other than the Participant pursuant to Paragraph 4, the notice of exercise must be signed by such other person or persons and must be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option.

(b) No purported exercise of an Option shall be effective and no shares of Stock shall be issued to the Participant upon exercise of the Option until: (i) the Exercise Price for the shares of Stock being purchased is paid in full; (ii) all applicable taxes required to be withheld have been paid in full; and (iii) the approvals, if any, of all governmental authorities required in connection with the Option, or the issuance of shares, have been received.

4. Method of Payment for Options.  The Exercise Price shall be payable in accordance with the provisions of Section 6(A) of the Plan, as it may be amended from time to time.

5. Tax Withholding.  As a condition to the exercise of this Option, the Company shall have the right to require that the Participant (or the recipient of any shares of Stock) remit to the Company an amount calculated by the Company to be sufficient to satisfy applicable federal, state, foreign or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any certificate evidencing shares of Stock.  If permitted by the Company and by the terms of the Plan at the time of exercise, either at the time of the grant of the Option or in connection with its exercise, the Participant may satisfy applicable withholding tax requirements by delivering a number of whole shares of Stock owned by the Participant for at least six (6) months prior to the date of exercise and having a Fair Market Value (determined on the date that the amount of tax to be withheld is to be fixed) at least equal to the aggregate amount required to be withheld.

6. Termination of Relationship.

(a) General.  If the Participant ceases to serve as a director of the Company other than due to his or her death or disability, any and all Options evidenced by this Agreement that have not vested as of the date of termination shall expire immediately upon the date that the Participant ceases to serve as a director of the Company; and any and all Options evidenced by this Agreement that have vested as of the date of termination shall be exercisable for the period of time not to extend beyond the remainder of the term of the Options or three months from the date of termination, whichever is earlier. Any Option or portion thereof not exercised prior to such date shall expire at such time unless the Participant dies during such period, in which case Paragraph 6(b) shall govern.

(b) Death.  All Options that have not vested as of the date of Participant’s death shall expire as of the date of the Participant’s death, and all Options that have vested as of the date of Participant’s death may be exercised only by Participant’s legal representatives, heirs, legatees, or distributees and only within a period of twelve (12) months following the date of Participant’s death, after which time the Options shall expire.

(c) Disability.  If the Participant ceases to serve as a director of the Company during the term of this Option by reason of the Participant’s disability (as defined in section 22(e)(3) of the Code), all Options granted to the Participant under this Agreement that have not vested as of the date that the Participant ceases to be an employee shall expire as of such date, and all Options that have vested as of the date that the Participant ceases to be an employee may be exercised only by the Participant or his guardian or legal representative and only within a period of twelve (12) months following the date that the Participant ceases to be an employee, after which time the Options shall expire unless the Participant dies during such period, in which case Paragraph 6(b) shall govern.

7. Nontransferability.  The Option evidenced by this Agreement is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant (or in the event of his disability (as defined in section 22(e)(3) of the Code), by his guardian or legal representative) and after his death, only by the Participant’s legal representatives, heirs, legatees, or distributees.

8. Adjustments on Changes in Shares.  In the event of any change in the outstanding shares of Stock by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spinoff, combination or exchange of shares or other corporate change, the Committee, in its sole discretion, may make such substitution or adjustment, if any, as it deems to be equitable or appropriate, as to (i) the number or kind of shares subject to the Option; (ii) subject to the limitation contained in Paragraph 12, the Exercise Price applicable to the Option; (iii) any measure of performance that relates to the Option in order to reflect such change in the Stock and/or (iv) any other affected terms of the Option.

9. Amendment and Termination.  Subject to the terms and provisions of the Plan, this Agreement may be amended or terminated only by a written agreement executed by the Company and the Participant.  The amendment or termination of the Plan shall not operate to modify the terms and conditions of this Agreement or any Option evidenced by this Agreement without the Participant’s consent, and, notwithstanding the termination of the Plan, such Agreement and Option shall be construed in accordance with the substantive provisions of the Plan as necessary to give effect to this Agreement or any Option still in existence.

10. Legend on Stock Certificates.  Certificates evidencing the shares of Stock issued upon exercise of an Option, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

11. Change of Control.  Notwithstanding any provision of this Agreement to the contrary, in the event of a Change of Control or an agreement to effect a Change of Control, all Nonvested Shares shall become fully exercisable Vested Shares to the full extent of the unexercised portion of the original grant.

12. Repricing.  The Committee shall not, without the further approval of the Board of Directors, (i) authorize the amendment of this Option to reduce the Exercise Price of this Option or (ii) grant a replacement Option upon the surrender and cancellation of this Option for the purpose of reducing the Exercise Price of this Option.  Nothing contained in this section shall affect the right of the Committee to make any adjustment permitted under Paragraph 8.

13. No Rights as a Shareholder.  Notwithstanding the exercise of an Option, a Participant shall have no rights as a shareholder with respect to shares covered by an Option until the date the certificates evidencing the shares of Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for dividends or other rights the record date for which is prior to the date of issuance.  Upon issuance of the certificates evidencing the shares of Stock acquired upon exercise of an Option, such shares of Stock shall be deemed to be transferred for purposes of section 421 of the Code and the regulations promulgated thereunder.

14. Interpretation.  When a reference is made in this Agreement to a Paragraph, Exhibit or Schedule, such reference will be to a Paragraph of, or Exhibit or Schedule to, this Agreement unless otherwise indicated.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision in this Agreement.

15. Notices.  Any notice or other communication required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be deemed to have been properly delivered if delivered personally or by a recognized overnight courier service, or sent by first-class certified or registered mail, postage prepaid, as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Company, at its principal place of business, and (ii) if to the Participant, at the address set forth on page 1.  Any notice properly given hereunder shall be effective on the date on which it is actually received by the party to whom it was addressed; provided however, that for a notice of exercise to be effective, such notice must be in conformity with the Plan and this Agreement, as determined by the Committee, in its sole discretion.

16. Incorporation By Reference; Relationship to Plan.  This Agreement is being executed and delivered pursuant to the Plan, all of the terms of which are incorporated by reference into, and made a part of, this Agreement.  To the extent not specifically provided in this Agreement or otherwise required by context, all capitalized terms used in this Agreement but not defined herein shall have the same meanings ascribed to them in the Plan.  In the event of an irreconcilable conflict between the terms of the Plan and this Agreement, the terms of the Plan shall prevail.  The Company shall provide a copy of the Plan to Participant upon written request to the Company at its principal place of business.

EXHIBIT A

NOTICE OF EXERCISE

Grand River Commerce, Inc.
4471 Wilson Avenue, SW
Grandville, Michigan  49418
Attn:  President

Re:     Exercise  of  Non-Qualified Stock Option

Gentlemen:

I hereby give notice of my election to exercise options granted to me to purchase _________ shares of common stock of the Company under the Stock Option Award Agreement (“Agreement”), dated as of ____________.  The purchase shall take place as of  __________, ____ (“Exercise Date”).  All capitalized terms used, but not otherwise defined, herein shall have the meanings given them in the Agreement.

On or before the Exercise Date, I will pay the Exercise Price as follows:

☐           by delivery of cash or check, Company draft, money order or wire transfer of good funds payable to the Company in the amount of $___________, which amount represents the full purchase price of the shares of Stock to be issued upon exercise hereof.

☐           if permitted by the Committee and by the terms of the Plan, and upon any such conditions imposed by the Company, by delivery of _________ whole shares of Stock owned by me prior to the Exercise Date.

☐           by delivery of cash or check, Company draft, money order or wire transfer of good funds payable to the Company in the amount of $___________, which amount represents a portion of the purchase price of the shares of Stock to be issued upon exercise hereof and, if permitted by the Committee and the terms of the Plan, and upon any such conditions imposed by the Committee, by delivery of _________ shares of Stock owned by me prior to the Exercise Date.

The required federal, state, foreign and local income tax withholding obligations, if any, on the exercise of the Option shall be satisfied on or before the Exercise Date in the manner provided in the Agreement.  As soon as the stock certificate is registered in my name, please deliver it to me at address set forth above.

Unless the shares to be issued upon the exercise of the Option evidenced by this notice are registered for issuance to and resale by me pursuant to an effective registration statement on Form S-8  (or successor form) filed under the Securities Act of 1933, as amended (“Securities Act”),  I hereby represent, warrant, covenant, and agree with the Company as follows:

1.           The shares of Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Stock and not with a view to, or for resale in connection with, any distribution of the Stock, nor am I aware of the existence of any  distribution of the Stock.

2.           I am not acquiring the Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Stock but rather upon an independent examination and judgment as to the prospects of the Company.

3.           The Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means.

4.           I am able to bear the economic risks of the investment in the Stock, including the risk of a complete loss of my investment therein.

5.           I understand and agree that the Stock will be issued and sold to me without registration  under any federal or state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under federal and applicable state securities laws.

6.           The Stock cannot be offered for sale, sold or transferred by me other than pursuant to an effective registration under the Securities Act or in a transaction otherwise in compliance with the Securities Act and evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions.  The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.

7.           The Company will be under no obligation to register the Stock or to comply with any exemption available for sale of the Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the Securities Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to  the Stock.

8.           I have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records.  I have examined such of these documents as I wished and am familiar with the business and affairs of the Company.  I realize that the purchase of the Stock is a speculative investment.

9.           I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs.  I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of  the merits and risks of my investment in the Company.

10.           I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Stock hereunder and I am able to bear the economic risk of such purchase.

11.           The  agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Stock issued to me pursuant to the Agreement, and the Company is entitled to rely on these agreements, representations, warranties and covenants in issuing the shares of Stock upon the exercise of the Option evidenced by this notice.  Acceptance by me of the certificate representing such Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

Very  truly  yours,

__________________________

AGREED  TO  AND  ACCEPTED
AS OF THE ___ DAY OF __________, ______:

GRAND RIVER COMMERCE, INC.

By:_________________________________

Name:_______________________________

Title:________________________________

SCHEDULE 1

VESTING SCHEDULE

Except as otherwise expressly provided in the Agreement, the Options shall become vested in accordance with the following schedule:

Percent of Shares For Which Options Are Vested	As of